REGULATORY MATTERS AND LITIGATION

Putnam Management has entered into agreements with the Securities and Exchange Commission and the Massachusetts Securities Division settling charges connected with excessive short term trading by Putnam employees and, in the case of the charges brought by the Massachusetts Securities Division, by participants in some Putnam administered 401(k) plans. Pursuant to these settlement agreements, Putnam Management will pay a total of $193.5 million in penalties and restitution, with $153.5 million being paid to certain open end funds and their shareholders. The amount will be allocated to shareholders pursuant to a plan developed by an independent consultant and will be paid following approval of the plan by the SEC and the Massachusetts Securities Division.

The Securities and Exchange Commissions and Massachusetts
Securities Divisions allegations and related matters also serve as the general basis for numerous lawsuits, including purported class action lawsuits filed against Putnam Management and certain related parties, including certain Putnam funds. Putnam Management will bear any costs incurred by Putnam funds in connection with these lawsuits. Putnam Management believes that the likelihood that the pending private lawsuits and purported class action lawsuits will have a material adverse financial impact on the funds is remote, and the pending actions are not likely to materially affect its ability to provide investment management services to its clients, including the Putnam funds.

On March 23, 2005, Putnam Management entered into a settlement with the Securities and Exchange Commission resolving its inquiry into Putnam Managements alleged failure to fully and effectively disclose a former brokerage allocation practice to the Board of Trustees and shareholders of the Putnam Funds. This practice, which Putnam
Management ceased as of January 1, 2004, involved allocating a portion of the brokerage on mutual fund portfolio transactions to certain broker dealers who sold shares of Putnam mutual funds. Under the settlement order, Putnam Management has paid a civil penalty of $40 million and disgorgement of $1 to the Securities and Exchange Commission. Of these amounts, the following amounts were distributed to each fund pursuant to a plan approved by the Securities and Exchange Commission and is included in Other income on the Statement of operations:

Fund Name Amount
Putnam VT American Government Income Fund 	$
Putnam VT Capital Appreciation Fund 			11,448
Putnam VT Capital Opportunities Fund 			1,393
Putnam VT Discovery Growth Fund 				14,409
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund 					2,022
Putnam VT The George Putnam Fund of Boston 		89,609
Putnam VT Global Asset Allocation Fund 			70,231
Putnam VT Global Equity Fund 					498,461
Putnam VT Growth and Income Fund 				1,390,659
Putnam VT Growth Opportunities Fund 			20,289
Putnam VT Health Sciences Fund 				74,608
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund 			24,565
Putnam VT International Growth and Income Fund 	26,953
Putnam VT International New Opportunities Fund 	92,105
Putnam VT Investors Fund 						171,614
Putnam VT Mid Cap Value Fund			 		674
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund 				651,000
Putnam VT New Value Fund 						242,461
Putnam VT OTC & Emerging Growth Fund 			34,147
Putnam VT Research Fund 						177,747
Putnam VT Small Cap Value Fund			 		60,481
Putnam VT Utilities Growth and Income Fund 		202,935
Putnam VT Vista Fund 						153,601
Putnam VT Voyager Fund 						2,097,095

As part of the settlement, Putnam Management neither admitted nor denied any wrongdoing.

Putnam Management and Putnam Retail Management are named as defendants in a civil suit in which the plaintiffs allege that the management and distribution fees paid by certain Putnam funds were excessive and seek recovery under the Investment Company Act of 1940. Putnam Management and Putnam Retail Management have contested the plaintiffs claims and the matter is currently pending in the U.S. District Court for the District of Massachusetts. Based on currently available information, Putnam Management believes that this action is without merit and that it is unlikely to have a material effect on Putnam Managements and Putnam Retail Managements ability to provide services to their clients, including the funds.